Exhibit 99.1

Towerstream Reports Second Quarter 2013 Results

Leading Cable Company Becomes First Major Customer of Neutral Host Network

MIDDLETOWN, R.I., August 8, 2013 – Towerstream Corporation (NASDAQ: TWER) (the “Company”), a leading 4G and Small Cell Rooftop Tower company, announced results for the second quarter ended June 30, 2013.

Second Quarter Operating Highlights

Hetnets Tower Corporation Subsidiary

●	Signed long term Wi-Fi lease agreement with a major cable operator at end of second quarter 2013.
●	Received first certification of Passpoint Hotspot 2.0 in Manhattan from the Wireless Broadband Alliance.

Towerstream Corporation

●

Average revenue per user (“ARPU”) of new customers (excluding acquisitions) increased to $640 during the second quarter 2013 compared to $630 for the first quarter 2013 and $477 for the second quarter 2012.

●	Total ARPU of all customers increased for the fifth consecutive quarter to $740.

Management Comments

“Securing the first anchor tenant for our neutral host network is a major milestone and validates our rent-based business model,” stated Jeffrey Thompson, President and Chief Executive Officer. “We expect to continue to expand our Wi-Fi customer base over the balance of the year while preparing for the impending rollout of small cell.”

"This contract, which began generating revenues in the third quarter, affirms our belief that carriers, cable and internet platform companies plan to utilize Wi-Fi on a long term basis,” stated Joseph Hernon, Chief Financial Officer. “Small cell technologies, including Wi-Fi, will enable service providers and platform players to differentiate their offering, add new services, and improve the user experience in dense urban markets where demand levels are pressuring network capacity.”

Selected Financial Data and Key Operating Metrics

(All dollars are in thousands except ARPU)

	(Unaudited)
	Three months ended
	6/30/2013	3/31/2013	6/30/2012

Revenues	$8,212	$8,299	$8,103
Gross margin
Consolidated	35%	37%	54%
Fixed wireless	69%	70%	69%
Capital expenditures
Fixed wireless	$1,028	$1,087	$4,261
Shared wireless infrastructure	233	136	3,423
Corporate	46	104	141
Churn rate (1)	2.37%	1.64%	1.65%
ARPU (1)	$740	$727	$708
ARPU of new customers (1)	640	630	477
Cash and cash equivalents	36,387	40,329	31,416

(1)	See Non-GAAP Measures below for the definitions of Churn, ARPU and ARPU of new customers.

Consolidated Statement of Operations (Unaudited)

(All dollars are in thousands except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Revenues	$8,212	$8,103	$16,511	$15,922

Operating Expenses
Cost of revenues	5,360	3,723	10,591	6,796
Depreciation and amortization	3,936	3,348	7,807	6,629
Customer support	987	1,238	2,135	2,400
Sales and marketing	1,524	1,555	2,965	3,037
General and administrative	2,636	2,953	5,773	6,144
Total Operating Expenses	14,443	12,817	29,271	25,006
Operating Loss	(6,231)	(4,714)	(12,760)	(9,084)
Other Income (Expense)
Gain on business acquisition	63	(40)	1,004	(40)
Interest income	-	14	1	31
Interest expense	(59)	(17)	(95)	(39)
Other income (expense), net	(4)	(2)	(7)	(7)
Total Other Income (Expense)	-	(45)	903	(55)
Net Loss	$(6,231)	$(4,759)	$(11,857)	$(9,139)

Net loss per common share – basic and diluted	$(0.09)	$(0.09)	$(0.19)	$(0.17)
Weighted average common shares outstanding – basic and diluted	66,371	54,369	63,931	54,341

Statement of Operations - Segment Basis

	Three months ended June 30, 2013 (Unaudited)
	Fixed Wireless	Shared Wireless Infrastructure	Corporate	Eliminations	Total

Revenues	$8,061	$196	$-	$(45)	$8,212

Operating Expenses
Cost of revenues	2,492	2,875	38	(45)	5,360
Depreciation and amortization	2,837	911	188	-	3,936
Customer support	179	56	752	-	987
Sales and marketing	1,322	111	91	-	1,524
General and administrative	171	145	2,320	-	2,636
Total Operating Expenses	7,001	4,098	3,389	(45)	14,443

Operating Income (Loss)	$1,060	$(3,902)	$(3,389)	$-	$(6,231)
Non-recurring expenses, primarily acquisition related	-	-	47	-	47
Non-cash expenses (a)	2,917	914	458	-	4,289
Adjusted EBITDA (b)	3,977	(2,988)	(2,884)	-	(1,895)
Less: Capital expenditures	1,028	233	46	-	1,307
Net Cash Flow (b)	$2,949	$(3,221)	$(2,930)	$-	$(3,202)

Statement of Operations - Segment Basis

	Six months ended June 30, 2013 (Unaudited)
	Fixed Wireless	Shared Wireless Infrastructure	Corporate	Eliminations	Total

Revenues	$16,248	$354	$-	$(91)	$16,511

Operating Expenses
Cost of revenues	4,923	5,667	92	(91)	10,591
Depreciation and amortization	5,657	1,775	375	-	7,807
Customer support	357	160	1,618	-	2,135
Sales and marketing	2,619	158	188	-	2,965
General and administrative	318	334	5,121	-	5,773
Total Operating Expenses	13,874	8,094	7,394	(91)	29,271

Operating Income (Loss)	$2,374	$(7,740)	$(7,394)	$-	$(12,760)
Non-recurring expenses, primarily acquisition related	-	-	113	-	113
Non-cash expenses (a)	5,853	1,780	1,042	-	8,675
Adjusted EBITDA (b)	8,227	(5,960)	(6,239)	-	(3,972)
Less: Capital expenditures	2,116	369	149	-	2,634
Net Cash Flow (b)	$6,111	$(6,329)	$(6,388)	$-	$(6,606)

(a) Includes depreciation and amortization, stock-based compensation, loss on property and equipment, and loss on nonmonetary transactions.

(b) See Non-GAAP Measures below for a definition and reconciliation of (i) Adjusted EBITDA to Net Loss and (ii) Net Cash Flow to Net Cash Used in Operating Activities.

Effective January 1, 2013, the Company has two reportable segments. The Fixed Wireless segment provides fixed wireless broadband services to commercial customers and delivers access over a wireless network transmitting over both regulated and unregulated radio spectrum. The Shared Wireless Infrastructure segment offers a range of rental options on street level rooftops related to (i) the installation of customer owned Small Cells, (ii) the offloading of mobile data, and (iii) backhaul, power and other related telecommunications.

The Corporate group includes corporate overhead and centralized activities which support our overall operations. Corporate overhead includes administrative personnel, including executive management, and other support functions such as information technology and facilities. Centralized operations include network operations, customer care, and the management of network assets. Corporate costs are not allocated to the segments because such costs are managed on a centralized basis. Management also believes that not allocating these centralized costs provides a better reflection of the direct operating performance of each segment.

Summary Condensed Balance Sheet (All dollars are in thousands)
	(Unaudited) June 30, 2013	(Audited) December 31, 2012
Assets
Current Assets
Cash and cash equivalents	$36,387	$15,152
Other	1,876	1,553
Total Current Assets	38,263	16,705

Property and equipment, net	39,127	41,982

Other assets	8,281	8,423

Total Assets	85,671	67,110

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	2,543	4,149
Deferred revenues and other	2,327	2,468
Total Current Liabilities	4,870	6,617

Long-Term Liabilities	2,446	2,689
Total Liabilities	7,316	9,306

Stockholders’ Equity
Common stock	66	54
Additional paid-in-capital	153,515	121,118
Accumulated deficit	(75,226)	(63,368)
Total Stockholders’ Equity	78,355	57,804
Total Liabilities and Stockholders’ Equity	$85,671	$67,110

Summary Condensed Statement of Cash Flows (Unaudited)	Six months ended June 30,
	2013	2012
Cash Flows from Operating Activities
Net loss	$(11,857)	$(9,139)
Non-cash adjustments:
Depreciation & amortization	7,807	6,629
Stock-based compensation	667	916
Gain on business acquisition	(1,004)	40
Other	61	147
Changes in operating assets and liabilities	(2,402)	(1,652)
Net Cash Used in Operating Activities	(6,728)	(3,059)

Cash Flows From Investing Activities
Acquisitions of property and equipment	(2,120)	(9,745)
Acquisition of a business, net of cash acquired	(223)	-
Other	(108)	(399)
Net Cash Used in Investing Activities	(2,451)	(10,144)

Cash Flows From Financing Activities
Payments on capital leases	(376)	(275)
Proceeds from stock issuances	291	222
Net proceeds from sale of common stock	30,499	-
Net Cash Provided by (Used in) Financing Activities	30,414	(53)

Net Increase (Decrease) In Cash and Cash Equivalents	21,235	(13,256)
Cash and cash equivalents – beginning	15,152	44,672
Cash and cash equivalents – ending	$36,387	$31,416

Fixed Wireless Segment Market data for the three months ended June 30, 2013

(All dollars are in thousands)

Market	Revenues	Cost of Revenues	Gross Margin		Operating Costs	Adjusted Market EBITDA
Los Angeles	$2,047	$514	$1,533	75%	$349	$1,184
Boston	1,628	383	1,245	76%	218	1,027
New York	1,940	649	1,291	67%	357	934
Chicago	820	272	548	67%	107	441
Miami	391	106	285	73%	86	199
Houston	180	57	123	68%	30	93
Las Vegas-Reno	274	156	118	43%	26	92
San Francisco	320	119	201	63%	111	90
Providence-Newport	114	50	64	56%	19	45
Seattle	94	54	40	43%	17	23
Philadelphia	40	19	21	53%	16	5
Dallas-Fort Worth	162	100	62	38%	66	(4)
Nashville	6	13	(7)	-%	3	(10)
Total	$8,016	$2,492	$5,524	69%	$1,405	$4,119

Fixed Wireless Segment Market data for the three months ended June 30, 2012

(All dollars are in thousands)

Market	Revenues	Cost of Revenues	Gross Margin		Operating Costs	Adjusted Market EBITDA
Boston	$1,748	$366	$1,382	79%	$224	$1,158
New York	1,842	576	1,266	69%	281	985
Los Angeles	1,926	635	1,291	67%	377	914
Chicago	938	278	660	70%	193	467
Miami	406	92	314	77%	95	219
San Francisco	410	121	289	70%	76	213
Las Vegas-Reno	397	153	244	61%	46	198
Providence-Newport	125	45	80	64%	33	47
Seattle	115	53	62	54%	22	40
Nashville	10	14	(4)	-%	9	(13)
Philadelphia	25	17	8	32%	23	(15)
Dallas-Fort Worth	161	92	69	43%	89	(20)
Total	$8,103	$2,442	$5,661	70%	$1,468	$4,193

Fixed Wireless Segment Market data for the six months ended June 30, 2013

(All dollars are in thousands)

Market	Revenues	Cost of Revenues	Gross Margin		Operating Costs	Adjusted Market EBITDA
Los Angeles	$4,117	$1,073	$3,044	74%	$732	$2,312
Boston	3,298	741	2,557	78%	406	2,151
New York	3,826	1,251	2,575	67%	691	1,884
Chicago	1,733	582	1,151	66%	216	935
Miami	768	205	563	73%	169	394
Las Vegas-Reno	662	307	355	54%	63	292
San Francisco	622	227	395	64%	189	206
Houston	233	80	153	66%	41	112
Providence-Newport	241	99	142	59%	37	105
Seattle	231	104	127	55%	52	75
Philadelphia	80	37	43	54%	38	5
Dallas-Fort Worth	334	189	145	43%	142	3
Nashville	11	28	(17)	-%	7	(24)
Total	$16,156	$4,923	$11,233	70%	$2,783	$8,450

Fixed Wireless Segment Market data for the six months ended June 30, 2012

(All dollars are in thousands)

Market	Revenues	Cost of Revenues	Gross Margin		Operating Costs	Adjusted Market EBITDA
Boston	$3,436	$759	$2,677	78%	$490	$2,187
Los Angeles	3,893	1,204	2,689	69%	717	1,972
New York	3,490	1,077	2,413	69%	588	1,825
Chicago	1,799	536	1,263	70%	337	926
Miami	825	180	645	78%	197	448
Las Vegas-Reno	829	306	523	63%	86	437
San Francisco	787	217	570	72%	160	410
Providence-Newport	233	85	148	64%	63	85
Seattle	231	113	118	51%	45	73
Dallas-Fort Worth	331	174	157	47%	168	(11)
Nashville	20	28	(8)	-%	18	(26)
Philadelphia	48	33	15	31%	44	(29)
Total	$15,922	$4,712	$11,210	70%	$2,913	$8,297

Operating Outlook and Guidance

●	Revenues for the third quarter 2013 are expected to range between $8.0 million to $8.2 million for the Fixed Wireless segment.

●	Adjusted EBITDA, on a segment basis, is expected to range between profitability of $4.0 million to $4.2 million for the Fixed Wireless segment.

Non-GAAP Measures and Reconciliations to GAAP Measures

We use certain Non-GAAP measures to monitor the Company's business performance and that of our segments. These Non-GAAP measures are not recognized under generally accepted accounting principles ("GAAP"). Accordingly, investors are cautioned about using or relying on these measures as alternatives to recognized GAAP measures. Our methods of calculating these measures may not be comparable to similar measures presented by other companies.

A definition of the Non-GAAP measures that we employ, and how we use them to monitor business performance, are as follows:

“Adjusted EBITDA” represents net income (loss) before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, stock-based compensation, other non-operating income or expenses, as well as gain or loss on (i) disposal of property and equipment, (ii) nonmonetary transactions, and (iii) business acquisitions.

“Adjusted Market EBITDA” also excludes corporate overhead expenses and other centralized costs. We believe that Adjusted Market EBITDA trends are insightful indicators of our markets’ relative performance, and whether our markets are able to produce sufficient market cash flow to fund working capital and capital expenditure needs.

“ARPU” refers to the monthly average revenue per user, or customer, being generated from those customers under contract at the end of each indicated period. We calculate ARPU by dividing our monthly recurring revenue (“MRR”) at the end of a period by the number of customers generating that MRR.

“ARPU of new customers” is calculated in the same manner but only includes new customers who entered into contracts during the indicated period.

“Churn” and “Churn rate” refer to the percent of revenue lost on a monthly basis from customers disconnecting from our network or reducing the amount of their bandwidth.

“Corporate” includes corporate overhead and centralized activities which support our overall operations.

“EBITDA” represents net income (loss) before interest, income taxes, depreciation and amortization.

“Market Cash Flow” represents the amount of cash generated in a market after deducting a market’s direct operating expenses from that market’s revenues. Market Cash Flow does not include (i) centralized costs which support all markets collectively or (ii) any network related capital expenditures incurred in a market.

“Net Cash Flows” represents Adjusted EBITDA less capital expenditures.

“Non-Core Expenses” relate to our efforts in 2012 to develop other wireless technology solutions and services, and primarily consisted of rent payments for street level rooftops,

costs associated with constructing an offload network and payroll costs for employees working on these projects.

"Shared Wireless Infrastructure, Net" represents the net operating results for that business segment.

A reconciliation of non-GAAP measures to GAAP financial measures is as follows (amounts in thousands):

I. Adjusted EBITDA, Fixed Wireless Segment Markets to Net Loss

	For the three months ended June 30,
	2013	2012
Adjusted Market EBITDA	$4,119	$4,193
Fixed wireless, non-market specific
Other expenses	(267)	(242)
Depreciation and amortization	(2,837)	(2,722)
Shared wireless infrastructure, net	(3,857)	(1,923)
Corporate	(3,389)	(4,020)
Other income (expense)	-	(45)
Net loss	$(6,231)	$(4,759)

	For the six months ended June 30,
	2013	2012
Adjusted Market EBITDA	$8,450	$8,297
Fixed wireless, non-market specific
Other expenses	(510)	(387)
Depreciation and amortization	(5,657)	(5,509)
Shared wireless infrastructure, net	(7,649)	(3,223)
Corporate	(7,394)	(8,262)
Other income (expense)	903	(55)
Net loss	$(11,857)	$(9,139)

II. Adjusted EBITDA, Segment Basis to Net Loss

   For the three months ended June 30, 2013

Adjusted EBITDA	$(1,895)
Depreciation and amortization	(3,936)
Non-recurring expenses	(47)
Stock-based compensation	(271)
Loss on property and equipment	(17)
Loss on non-monetary transactions	(65)
Operating Income (Loss)	$(6,231)
Interest expense	(59)
Gain on business acquisition	63
Other income (expense), net	(4)
Net loss	$(6,231)

For the six months ended June 30, 2013

Adjusted EBITDA	$(3,972)
Depreciation and amortization	(7,807)
Non-recurring expenses	(113)
Stock-based compensation	(667)
Loss on property and equipment	(59)
Loss on non-monetary transactions	(142)
Operating Income (Loss)	$(12,760)
Interest income	1
Interest expense	(95)
Gain on business acquisition	1,004
Other income (expense), net	(7)
Net loss	$(11,857)

III. Net Cash Flow, Segment Basis to Net Cash Used in Operating Activities

For the three months ended June 30, 2013

Net cash flow, segment basis	$(3,202)
Capital expenditures	1,307
Non-recurring expenses	(47)
Changes in operating assets and liabilities, net	(266)
Other, net	(97)
Net cash used in operating activities	$(2,305)

For the six months ended June 30, 2013

Net cash flow, segment basis	$(6,606)
Capital expenditures	2,634
Non-recurring expenses	(113)
Changes in operating assets and liabilities, net	(2,402)
Other, net	(241)
Net cash used in operating activities	$(6,728)

Conference Call and Webcast

A conference call led by President and Chief Executive Officer, Jeff Thompson, and Chief Financial Officer, Joseph Hernon, will be held on August 8, 2013 at 5:00 p.m. ET to review our financial results and provide an update on current business developments. Interested parties may participate in the conference by dialing 877-755-7423 or 678-894-3069 (for international callers). A telephonic replay of the conference may be accessed approximately two hours after the call through August 15, 2013 at 11:59 p.m. ET by dialing 855-859-2056 or 404-537-3406 (for international callers) using pass code 16703135.

The call will also be webcast and can be accessed in a listen-only mode on the Company’s website at http://ir.towerstream.com/events.cfm.

About Towerstream Corporation

Towerstream (NASDAQ: TWER) is a leading 4G and Small Cell Rooftop Tower company. The company owns, operates, and leases Wi-Fi and Small Cell rooftop tower locations to cellular phone operators, tower, Internet and cable companies and hosts a variety of customers on its network. Towerstream was originally founded in 2000 to deliver fixed-wireless high-speed Internet access to businesses and to date offers broadband services in over 13 urban markets including New York City, Boston, Los Angeles, Chicago, Philadelphia, the San Francisco Bay area, Miami, Seattle, Dallas-Fort Worth, Houston, Nashville, Las Vegas-Reno, and the greater Providence area. For more information on Towerstream services, please visit www.towerstream.com and/or follow us @Towerstream.

The Towerstream Corporation logo is available at: http://www.globenewswire.com/newsroom/prs/?pkgid=6570

About Hetnets Tower Corporation

In early 2013, we formed a wholly owned subsidiary, Hetnets Tower Corporation (“Hetnets”). Since 2010, the Company has been exploring opportunities to leverage our fixed wireless network in urban markets to provide other wireless technology solutions and services.  Over the past few years, a significant increase in mobile data generated by smartphones, tablets, and other devices has placed tremendous demand on the networks of the carriers.  The Company believes that the wireless communications industry is experiencing a fundamental shift from its current, macro-cellular architecture to hyper-densified Small Cell architecture where existing cell sites will be supplemented by many smaller base stations operating near street level.  The Company also believes that Wi-Fi will be an integral component of Small Cell architecture.

We have effectively transferred certain assets to Hetnets which is the operating entity for our shared wireless infrastructure segment. Hetnets plans to generate the majority of its revenue from (i) rental of space on street level rooftops for the installation of customer owned Small Cells which includes Wi-Fi antennae, DAS, and Metro and Pico cells, (ii) rental of a channel on Hetnets’ Wi-Fi network for the offloading of mobile data, (iii) rental of cabinets, switch ports, interconnection services, including backhaul or transport, and (iv) rental of power and power backup.

Safe Harbor

Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission, including, without limitation, risk related to our ability to deploy and expand small cell rooftop tower locations in the New York City and other key markets. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:

Monica Gould

The Blueshirt Group

212-871-3927

monica@blueshirtgroup.com

MEDIA CONTACT:

Todd Barrish

Indicate Media
646-396-6038

todd@indicatemedia.com